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         Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation in this Amendment No. 4 to the Registration Statement on Form SB-2 of Community First, Inc. of our report dated January 23, 2003, on the consolidated financial statements of Community First, Inc. as of December 31, 2002 and 2001 and for the years then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                             Crowe Chizek and Company LLC


Brentwood, Tennessee
December 19, 2003